UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2021

CONTANGO OIL & GAS COMPANY

(Exact name of registrant as specified in its charter)

Texas	001-16317	95-4079863
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Texas Ave., Suite 2900

Houston, Texas 77002

(Address of principal executive offices and zip code)

(713) 236-7400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.04 per share	MCF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed by Contango Oil & Gas Company (“Contango”) with the Securities and Exchange Commission (the “SEC”) on October 26, 2020, Contango entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Contango, Michael Merger Sub LLC, a Delaware limited liability company and a wholly-owned, direct subsidiary of Contango (“Merger Sub”), Mid-Con Energy Partners, LP, a Delaware limited partnership (“Mid-Con”), and Mid-Con Energy GP, LLC, a Delaware limited liability company and the general partner of Mid-Con (“Mid-Con GP”), which provided for, among other things, the merger of Mid-Con with and into Merger Sub, with Merger Sub continuing as the surviving entity (the “Merger”).

On January 21, 2021, upon the terms set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act, the Merger was completed. At the effective time of the Merger (the “Effective Time”), the separate existence of Mid-Con ceased, and Merger Sub survived the Merger as a wholly owned, direct subsidiary of Contango.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

On January 21, 2021, the Merger was consummated in accordance with the terms of the Merger Agreement. In connection with the consummation of the Merger, each common unit representing limited partner interests in Mid-Con (the “Mid-Con Common Units”) issued and outstanding immediately prior to the Effective Time (other than Mid-Con Common Units held in the treasury of Mid-Con or held by Mid-Con GP immediately prior to the Effective Time, which were canceled and extinguished without any conversion thereof, and no consideration delivered in exchange therefor) were at the Effective Time converted into and became exchangeable for 1.7500 (the “Exchange Ratio”) shares of common stock, par value $0.04 per share, of Contango (the “Contango Common Stock”).

Additionally, each Mid-Con phantom unit equity award that was outstanding as of immediately prior to the Effective Time, and all rights in respect thereof, fully vested immediately prior to the Effective Time and, at the Effective Time, such awards were cancelled and converted into the right to receive a number of shares of Contango Common Stock equal to the product of (i) the number of Mid-Con Common Units subject to such awards as of immediately prior to the Effective Time and (ii) the Exchange Ratio.

The issuance of shares of Contango Common Stock pursuant to the terms of the Merger Agreement was registered under the Securities Act of 1933, as amended, pursuant to Contango’s registration statement on Form S-4, as amended (File No. 333-250862), which was declared effective by the SEC on December 18, 2020. The definitive joint consent statement/information statement/prospectus included in the registration statement and filed with the SEC on December 18, 2020 (the “Joint Consent Statement/Information Statement/Prospectus”) contains additional information about the Merger.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements.

The audited consolidated balance sheets of Mid-Con and its subsidiaries as of December 31, 2019 and 2018 and the related audited consolidated statements of operations, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2019, and the notes related thereto, are incorporated by reference in this Current Report on Form 8-K from Annex D to the Joint Consent Statement/Information Statement/Prospectus.

The unaudited consolidated balance sheet of Mid-Con and its subsidiaries as of September 30, 2020, and the related unaudited consolidated statements of operations, changes in equity and cash flows for the nine month periods ended September 30, 2020 and 2019, and the notes related thereto, are incorporated by reference in this Current Report on Form 8-K from Annex E to the Joint Consent Statement/Information Statement/Prospectus.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) for the year ended December 31, 2019 and as of and for the nine months ended September 30, 2020 was previously filed in the Joint Consent Statement/Information Statement/Prospectus under the caption “Unaudited Pro Forma Condensed Consolidated Combined Financial Statements of Contango,” and is incorporated by reference in this Current Report on Form 8-K.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 25, 2020, by and among Contango Oil & Gas Company, Michael Merger Sub LLC, Mid-Con Energy Partners, LP, and Mid-Con Energy GP, LLC (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Contango with the SEC on October 26, 2020).*

23.1	Consent of Grant Thornton LLP relating to Mid-Con Energy Partners, LP.

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: January 21, 2021

CONTANGO OIL & GAS COMPANY

By:	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial and Accounting Officer